As Filed With the Securities and Exchange Commission
on April 30, 2008
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COMMUNITY FIRST, INC.
(Exact Name of Registrant as Specified in its Charter)

Tennessee	04-3687717
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

501 S. James Campbell Blvd.
Columbia, Tennessee	38401
(Address of Principal Executive Offices)	(Zip Code)
COMMUNITY FIRST, INC. EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)
Marc R. Lively
Chief Financial Officer
Community First, Inc.
501 S. James Campbell Blvd.
Columbia, Tennessee 38401
(Name and Address of Agent for Service)
(931) 380-2265
(Telephone Number, Including Area Code, of Agent for Service)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Each Class		Maximum	Maximum
Of Securities To Be	Amount To Be	Offering Price	Aggregate	Amount Of
Registered	Registered (1)	Per Share (2)	Offering Price	Registration Fee
Common stock, no par value per share	100,000 shares	$30.00	$3,000,000	$117.90

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)	Pursuant to Rule 457, reflects the last price at which the Registrant’s common stock was sold prior to the date hereof, and of which the Registrant is aware.

PART I
PART II
EX-5.1 OPINION OF BASS, BERRY & SIMS PLC
EX-23.2 CONSENT OF CROWE, CHIZEK AND COMPANY LLC

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Community First, Inc. (the “Registrant” or the “Company”) has sent or given or will send or give documents containing the information specified by Part I of this Form S-8 Registration Statement (the “Registration Statement”) to participants in the plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC” or the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant is not filing such documents with the SEC, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the SEC, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:
(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

(2)	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 4, 2008 and January 10, 2008; and

(3)	The description of the Registrant’s Common Stock, no par value per share, contained in the Registrant’s Registration Statement on Form SB-2/A filed with the SEC on December 19, 2003, as such description was updated in the Registrant’s Current Report on Form 8-K filed with the SEC on April 29, 2005, and including all other amendments and reports filed for the purpose of updating such descriptions.
     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.
     Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement or the related prospectus.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     The Tennessee Business Corporation Act (“TBCA”) provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation’s best interests, (iii) in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as an officer or director of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.
     The Registrant’s charter and bylaws provide that the Registrant shall to the fullest extent allowed by the laws of the State of Tennessee, both as now in effect or hereafter adopted, indemnify and advance expenses to each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, or employee or in any other capacity while serving as a director, officer or employed.
     The Registrant’s bylaws also provide that the indemnification rights contained in the bylaws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, agreement, vote of shareholders, disinterested directors, or otherwise.
     The Registrant believes that its charter and bylaw provisions are necessary to attract and retain qualified persons as directors and officers.
     The Registrant’s charter and bylaws also allow it to purchase and maintain insurance to protect its directors, officers, agents and employees against any liability asserted against them or incurred by them. The insuring of the directors, officers, agents and employees is permitted whether or not the Registrant would have the power to indemnify that director, officer, agent or employee under its charter or the terms of the Tennessee Business Corporation Act.
Item 7. Exemption from Registration Claimed.
     None.
Item 8. Exhibits.

4.1	Amended and Restated Charter of Community First, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2005).

4.2	Amended and Restated Bylaws of Community First, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 21, 2005).

5.1	Opinion of Bass, Berry & Sims PLC.

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

23.2	Consent of Crowe Chizek and Company LLC.

24	Powers of Attorney (contained on the signature page to this registration statement).
Item 9. Undertakings.
A. The Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
Provided, however, that clauses (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Tennessee, on April 30, 2008.

COMMUNITY FIRST, INC.
By:	/s/ Marc R. Lively
Marc R. Lively
President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Marc R. Lively and Dianne Scroggins, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ Eslick E. Daniel, M.D. Eslick E. Daniel, M.D.	Chairman of the Board of Directors	April 30, 2008
/s/ Marc R. Lively Marc R. Lively	President and Chief Executive Officer	April 30, 2008
/s/ Dianne Scroggins Dianne Scroggins	Chief Financial Officer	April 30, 2008
/s/ Fred C. White Fred C. White	Director	April 30, 2008
/s/ Roger Witherow Roger Witherow	Director	April 30, 2008
/s/ Bernard Childress Bernard Childress	Director	April 30, 2008
/s/ Stephen Walker Stephen Walker	Director	April 30, 2008
/s/ Randy Maxwell Randy Maxwell	Director	April 30, 2008

Signature	Title	Date
/s/ H. Allen Pressnell, Jr. H. Allen Pressnell, Jr.	Director	April 30, 2008
/s/ Dinah C. Vire Dinah C. Vire	Director	April 30, 2008
/s/ Vasant Hari Vasant Hari	Director	April 30, 2008

EXHIBIT INDEX

4.1	Amended and Restated Charter of Community First, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2005).

4.2	Amended and Restated Bylaws of Community First, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 21, 2005).

5.1	Opinion of Bass, Berry & Sims PLC.

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

23.2	Consent of Crowe Chizek and Company LLC.

24	Powers of Attorney (contained on the signature page to this registration statement).